EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-237366 and 333-267431) on Form S-3, registration statement (No. 333-266200) on Form S-4, and registration statements (Nos. 333-42015, 333-78779, 333-90042, 333-100214, 333-144489, 333-177378, 333-178955, 333-181529, 333-238012 and 333-280316) on Form S-8 of our reports dated February 14, 2025, with respect to the consolidated financial statements of Prologis, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado

February 14, 2025